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The Gap, Inc.                                                       Exhibit 12.1
Computation of Ratio of Earnings to Fixed Charges

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
                                                         Fiscal Year Ended                          Nine Months Ended
                                ---------------------------------------------------------------   ----------------------
                                 Jan 29,     Jan 28,     Feb 3,      Feb 1,        Jan 31,         Nov. 1,     Oct. 31,
                                  1994        1995        1996        1997          1998            1997          1998
                                ---------------------------------------------------------------   ----------------------
Earnings Before Income Taxes     424,888     529,322     585,199     748,527       854,242        509,256       817,102
Add:
            Interest Expense       7,624       5,795       5,490       5,529        17,779          5,901        34,221
  Interest on rental expense     143,447     166,892     195,168     218,403       250,025        240,455       279,910
                                ---------------------------------------------------------------   ----------------------

Earnings                         575,959     702,009     785,857     972,459     1,122,046        755,612     1,131,233
                                ===============================================================   =====================

Interest Expense                   7,624       5,795       5,490       5,529        17,779          5,901        34,221
Capitalized Interest                  -           -           -        8,564        12,186          9,199         7,525
Interest on rental expense       143,447     166,892     195,168     218,403       250,025        240,455       279,910
                                ---------------------------------------------------------------   ----------------------

Fixed Charges                    151,071     172,687     200,658     232,496       279,990        255,555       321,656
                                ===============================================================   ======================
Ratio of Earnings
  to Fixed Charges                  3.81        4.07        3.92        4.18          4.01           2.96          3.52
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